Exhibit 99.1

TPC GROUP ANNOUNCES ELECTION OF K’LYNNE JOHNSON

TO THE BOARD OF DIRECTORS

HOUSTON (Thursday, October 13, 2011) – TPC Group Inc. (NASDAQ:TPCG), a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons, announced the election of K’Lynne Johnson as a new member of the Board of Directors, effective October 7, 2011, increasing its size from seven to eight.

Since 2007, Ms. Johnson has served as CEO and President of Elevance Renewable Sciences, a creator of valued specialty chemicals, including high performance and bio-based ingredients for use in personal care products, detergents, fuels, lubricants and other specialty chemical markets.

Michael Ducey, Chairman of the Board of TPC, said, “We are very fortunate to have K’Lynne serve on our board. Her diverse background in the oil and petrochemical industries for over 20 years in key business, commercial and human resource leadership roles and her experience with renewable technologies will strengthen our Board’s collective qualifications, skills and experience.”

Prior to joining Elevance, Ms. Johnson served in various business and commercial management roles for Amoco and BP p.l.c. from 1991 to 2005. In 2005, Ms. Johnson became the Senior Vice President of the Global Derivatives business within Innovene, Inc. one of the world’s largest petrochemical and refining companies and a wholly owned subsidiary of BP.

Ms. Johnson received a masters degree in organizational behavior and a B.S. in organizational psychology from Brigham Young University.

“I am excited to join this diverse and engaged board of directors,” said Ms. Johnson. “I look forward to working collaboratively with this board and management team as we execute on our long-term growth strategy to enhance shareholder value.”

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Cautionary Information Regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly statements that may relate to future operating results, existing and expected competition, financing sources and availability, potential returns of capital to stockholders, the effects of seasonality and plans related to strategic alternatives or future expansion activities and capital expenditures. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as volatility in the petrochemicals industry, limitations on the Company’s access to capital, the effects of competition, leverage and debt service, general economic conditions, litigation and governmental investigations, and extensive environmental, health and safety laws and regulations. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including the Transition Report on Form 10-K, which are available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

Investor Relations
Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

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